As filed with the Securities and Exchange Commission on October 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marathon Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	27-1284632
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

539 South Main Street

Findlay, Ohio 45840

Telephone: (419) 422-2121

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

Molly R. Benson

Vice President, Chief Securities, Governance and Compliance Officer and Corporate Secretary

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio 45840

(419) 422-2121

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

James P. Dougherty, Esq. Benjamin L. Stulberg, Esq. Michael J. Solecki, Esq. Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 (216) 586-3939	Kim K. W. Rucker Andeavor 19100 Ridgewood Parkway San Antonio, Texas 78259 (210) 626-6000	Frank Aquila, Esq. Audra D. Cohen, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-225244

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13c-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	25,000	N/A	$2,142,246	$260

(1)

Represents the maximum number of additional shares of common stock of Marathon Petroleum Corporation (the “Registrant”) estimated to be issuable upon the completion of the merger transactions described herein. The Registrant has previously registered 239,794,221 shares of its common stock pursuant to the registration statement on Form S-4 (Registration No. 333-225244), which was declared effective on August 3, 2018. The Registrant now anticipates that up to 239,819,221 shares of its common stock may be issued in the merger transactions.

(2)

Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is (a) the product of (x) $160.24 (the average of the high and low prices of Andeavor common stock as reported on the New York Stock Exchange on September 25, 2018, rounded to the nearest cent) times (y) the estimated number of additional shares of Andeavor common stock that may be exchanged for the merger consideration.

(3)	Calculated pursuant to Section 6(b) of the Securities Act and SEC Fee Advisory #1 for Fiscal Year 2019 at a rate equal to $121.20 per $1,000,000 of the proposed maximum offering price.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-225244) (the “Prior Registration Statement”), declared effective as of August 3, 2018, and as supplemented to date, Marathon Petroleum Corporation (the “Registrant”) registered an aggregate of 239,794,221 shares of its common stock and paid an aggregate fee of $2,249,166. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 25,000 additional shares of its common stock for issuance in connection with the consummation of the merger transactions contemplated by the Agreement and Plan of Merger dated as of April 29, 2018, by and among Andeavor, a Delaware corporation, the Registrant, a Delaware corporation, Mahi Inc., a Delaware corporation and wholly owned subsidiary of the Registrant, and Mahi LLC (n/k/a Andeavor LLC), a Delaware limited liability company and wholly owned subsidiary of the Registrant. In connection with the registration of additional shares of its common stock, the Registrant is paying an additional registration fee of $260.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

Exhibit Index

Exhibit Number	Description

5.1*	Opinion of Jones Day

8.1*	Opinion of Sullivan & Cromwell LLP regarding certain federal income tax matters.

23.1	Consent of Jones Day (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP relating to Marathon Petroleum Corporation’s financial statements.

23.3*	Consent of Ernst & Young LLP relating to Andeavor’s financial statements.

23.4*	Consent of Deloitte & Touche LLP relating to Western Refining, Inc.‘s financial statements

23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

23.6*	Consent of Barclays Capital Inc.

23.7*	Consent of Goldman Sachs & Co. LLC.

24.1**	Power of Attorney.

*	Filed herewith.
**	Previously filed with the registrant’s Registration Statement on Form S-4 (No. 333-225244), which was filed with the Securities and Exchange Commission on May 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, in the State of Ohio, on the 1st day of October, 2018.

MARATHON PETROLEUM CORPORATION

By:	/s/ Gary R. Heminger
Gary R. Heminger Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary R. Heminger	Chairman of the Board and Chief Executive Officer (principal executive officer)	October 1, 2018
Gary R. Heminger

/s/ Timothy T. Griffith	Senior Vice President and Chief Financial Officer (principal financial officer)	October 1, 2018
Timothy T. Griffith

/s/ John J. Quaid	Vice President and Controller (principal accounting officer)	October 1, 2018
John J. Quaid

*	Director	October 1, 2018
Abdulaziz F. Alkhayyal

*	Director	October 1, 2018
Evan Bayh

*	Director	October 1, 2018
Charles E. Bunch

*	Director	October 1, 2018
Steven A. Davis

*	Director	October 1, 2018
Donna A. James

*	Director	October 1, 2018
James E. Rohr

*	Director	October 1, 2018
Frank M. Semple

*	Director	October 1, 2018
J. Michael Stice

*	Director	October 1, 2018
John P. Surma

*

The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-4 pursuant to the Power of Attorney executed by the above-named directors of the Registrant, which is being filed herewith on behalf of such directors.

By:	/s/ Gary R. Heminger	October 1, 2018
Gary R. Heminger Attorney-in-Fact